UNITED STATES SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549


                     FORM 8-K


                  CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the
         Securities Exchange Act of 1934



                 October 26, 1995
------------------------------------------------
 Date of Report (Date of earliest event reported)



            Harnischfeger Industries, Inc.
------------------------------------------------
(Exact name of registrant as specified in its charter)



Delaware             1-9299      39-1566457
------------------------------------------------
(State or other    (Commission   IRS Employer
jurisdiction of    File Number)  Identification
incorporation)                   No.


13400 Bishops Lane, Brookfield, Wisconsin 53005
------------------------------------------------
   (Address of principal executive offices)


                  (414) 671-4400
------------------------------------------------
(Registrant's telephone number, including area code)

------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.     Other Events

     On October 26, 1995, Harnischfeger
Industries, Inc. issued a News Release announcing that the Dobson Park board has unanimously recommended that its shareholders approve an offer by Harnischfeger to purchase all of Dobson
Park's outstanding shares. Included as Exhibit I to this Current Report on Form 8-K is Harnischfeger Industries, Inc.'s News Release dated October 26, 1995.

FORM 8-K

                    SIGNATURES

Pursuant to the requirements of Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 HARNISCHFEGER INDUSTRIES,
                 INC.
                 (Registrant)

Date:October 26,  By:/s/ Eric B. Fonstad
     1995           ------------------------
                    Eric B. Fonstad
                    Senior Corporate Counsel
                    and Assistant Secretary

                                      EXHIBIT I


Contact:
John Nils Hanson
Executive Vice President
and Chief Operating Officer
(414)797-6840

James C. Benjamin
Vice President and
Controller
(414) 797-6870

David A.Brukardt
Director, Corp.
Communication
(414) 797-6474

HARNISCHFEGER ANNOUNCES AGREEMENT WITH DOBSON
PARK

MILWAUKEE -- Oct. 26, 1995 -- Harnischfeger
Industries, Inc. [NYSE: HPH] and Dobson Park
Industries plc today jointly announced that the Dobson Park board has unanimously recommended that its shareholders approve an offer by Harnischfeger to purchase all of the outstanding shares of Dobson Park at a price of 130 pence per share. The offer values Dobson Park at $321.7 million (Pound 203.6 million). Dobson Park's primary business, Longwall International, produces roof support systems and face conveyors for the underground mining industry. The offer also provides that Dobson Park shareholders will receive a previously forecasted dividend payment of 3.3 pence per share.

"We are very pleased to receive the
recommendation of the board of Dobson Park for our offer," said Jeffery T. Grade, Harnischfeger chairman and chief executive officer. "The resulting combination of Harnischfeger's Joy
Mining Machinery unit and Longwall International will provide our global customers with the world's most advanced longwall mining systems.
Customers will benefit from our strengthened service infrastructure and integrated system capability, which will enhance their productivity. We welcome Dobson Park into the Harnischfeger family."

                      ******

Note: This offer is not being made directly or indirectly in the United States, Canada, Australia or Japan.

Harnischfeger Industries, Inc. is an
international holding company with business segments involved in the manufacture and distribution of equipment for papermaking (Beloit
Corporation), surface mining (P&H Mining
Equipment), underground mining (Joy Mining
Machinery), and material handling (P&H Material
Handling).